UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

(Date of earliest event reported)  December 5, 2007

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS	000-26335	48-1017164
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 5, 2007, TeamBank, N.A. (the "Company"), a wholly owned subsidiary of Team Financial, Inc. by way of court-ordered mediation, agreed with International Insurance Brokers, Ltd., LLC (“IIB”) to settle all claims regarding the sale of the Company’s former insurance agency subsidiary.  The Company’s portion of the settlement is approximately $630,000, with the Company’s corporate insurance policy paying approximately $856,500, for a total settlement of approximately $1,486,500.  The Company’s portion of the $630,000 includes the forfeiture of a receivable of approximately $60,000.

On February 6, 2007 IIB had filed a complaint in the United States District Court for the Northern District of Oklahoma against the Company and certain officers of the Company, claiming breach of contract, negligent misrepresentation, fraud and misrepresentation and civil conspiracy in connection with the sale of the insurance agency that was sold to IIB effective December 31, 2004.   Initial damages sought included not less than $10 million in actual damages, not less than $10 million for consequential, and not less than $10 million for punitive damages.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: December 7, 2007	By: /s/ Richard J. Tremblay
Richard J. Tremblay
Chief Financial Officer